THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS INC
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-F
RESIDENTIAL ASSET SECURITIZATION TRUST 1996-F

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.03 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996

CUSIP #126691

                                        Distribution Date           11/25/96

Reduction of the Stated                     SINGLE            TOTAL
Amount of Certificates                      CERTIFICATE      AMOUNT

Class A-1 Certificates            TW4      $27.29869868    $706,124.41
Class A-2 Certificates            TX2       $0.00000000          $0.00
Class A-3 Certificates            TY0      $12.06355921    $470,749.60
Class A-4 Certificates            TZ7       $0.00000000          $0.00
Class A-5 Certificates            UA0       $0.00000000          $0.00
Class A-6 Certificates            UB8       $0.00000000          $0.00
Class A-7 Certificates            UC6       $0.00000000          $0.00
Class A-8 Certificates            UD4       $0.00000000          $0.00
Class A-9 Certificates            UE2       $0.00000000          $0.00
Class A-10 Certificates           UG7       $0.00000000          $0.00
Class A-11 Certificates           UH5       $0.00000000          $0.00
Class A-12 Certificates           UJ1       $0.00000000          $0.00
Class PO Certificates             UK8       $0.95094145         $67.35
Class X Certificates              UL6               N/A            N/A
Class AR Certificates             UM4       $0.00000000          $0.00
Class B-1 Certificates            UN2       $0.65061648      $7,514.20
Class B-2 Certificates            UP7       $0.65061648      $3,757.10
Class B-3 Certificates            UQ5       $0.65061572      $2,504.73
Class B-4 Certificates                      $0.65061382      $1,085.38
Class B-5 Certificates                      $0.65062075        $500.95
Class B-6 Certificates                      $0.65061683      $1,335.86

                                        Total Amount      1,193,639.58

Aggregate amount of any Principal
Prepayments                                               1,032,975.00

Amount of distribution representing         SINGLE            TOTAL
interests                                   CERTIFICATE      AMOUNT

Class A-1 Certificates                     $4.09100834     $105,820.46
Class A-2 Certificates                     $5.79166657     $152,821.81
Class A-3 Certificates                     $6.68886269     $261,015.79
Class A-4 Certificates                     $5.87499990     $142,313.06
Class A-5 Certificates                     $6.00000000     $124,481.70
Class A-6 Certificates                     $6.20833333     $127,871.80
Class A-7 Certificates                     $6.25000000      $85,752.50
Class A-8 Certificates                     $6.25000000      $76,656.25
Class A-9 Certificates                     $6.25000000      $88,550.00
Class A-10 Certificates                    $6,25000000      $44,531.00
Class A-11 Certificates                    $6.25000000     $120,593.75
Class A-12 Certification                   $6.25000000      $46,875.00
Class PO Certificates                      $0.00000000           $0.00
Class X Certificates                       $0.64660945     $163,541.70
Class AR Certificates                      $0.00000000           $0.00
Class B-1 Certificates                     $6.22668419      $71,914.18
Class B-2 Certificates                     $6.22668419      $35,957.09
Class B-3 Certificates                     $6.22668441      $23,971.39
Class B-4 Certificates                     $6.22668201      $10,387.60
Class B-5 Certificates                     $6.22668539       $4,794.28
Class B-6 Certificates                     $6.22668541      $12,784.76

                                  Total Amount             1,700,634.12

Amount of interest shortfall                                       0.00

Stated Amount of Certificates after this Distribution

                                           ORIGINAL                SINGLE                TOTAL
                                           BALANCE               CERTIFICATE             AMOUNT
Class A-1 Certificates                    25,866,596.00        $727.96434405             $18,829,959.59
Class A-2 Certificates                    26,386,500.00      $1,000.00000000             $26.386,500.00
Class A-3 Certificates                    39,022,447.00        $879.78481052             $34,331,356.14
Class A-4 Certificates                    24,223,500.00      $1,000.00000000             $24,223,500.00
Class A-5 Certificates                    20,746,950.00      $1,000.00000000             $20,746,950.00
Class A-6 Certificates                    20,596,800.00      $1,000.00000000             $20,596,800.00
Class A-7 Certificates                    13,720,400.00      $1,000.00000000             $13,720,400.00
Class A-8 Certificates                    12,265,000.00      $1,000.00000000             $12,265,000.00
Class A-9 Certificates                    14,168,000.00      $1,000.00000000             $14,168,000.00
Class A-10 Certificates                    7,124,960.00      $1,000.00000000              $7,124,960.00
Class A-11 Certificates                   19,295,000.00      $1,000.00000000             $19,295,000.00
Class A-12 Certificates                    7,500,000.00      $1,000.00000000              $7,500,000.00
Class PO Certificates                         70,824.55        $993.94263712                 $70,395.54
Class X Certificates                     252,921,913.00        $953.28866977            $241,107,594.00
Class AR Certificates                            100.00          $0.00000000                      $0.00
Class B-1 Certificates                    11,549,354.00        $995.61886578             $11,498,754.73
Class B-2 Certificates                     5,774,677.00        $995.61886492              $5,749,377.36
Class B-3 Certificates                     3,849,784.00        $995.61886329              $3,832,917.57
Class B-4 Certificates                     1,668,240.00        $995.61886779              $1,660,931.22
Class B-5 Certificates                       769,957.00        $995.61885923                $766,583.71
Class B-6 Certificates                     2,053,220.80        $995.61886866              $2,044,225.37

                                                            Total                       $244,811,611.23

The Pool Stated Principal Balance for the following
Distribution Date                                             $244,811,611.28

Amount of the Master Servicing Fees paid to or retained by the
Master Servicer with respect to such Distribution Date              22,845.02

Pass-Through Rate for each Class of
Certificates
Class A-1 Certificates                                            6.500000%
Class A-2 Certificates                                            6.950000%
Class A-3 Certificates                                            9.000000%
Class A-4 Certificates                                            7.050000%
Class A-5 Certificates                                            7.200000%
Class A-6 Certificates                                            7.450000%
Class A-7 Certificates                                            7.500000%
Class A-8 Certificates                                            7.500000%
Class A-9 Certificates                                            7.500000%
Class A-10 Certificates                                           7.500000%
Class A-11 Certificates                                           7.500000%
Class A-12 Certificates                                           7.500000%
Class PO Certificates                                             0.000000%
Class X Certificates                                              0.791654%
Class AR Certificates                                             0.000000%
Class B-1 Certificates                                            7.500000%
Class B-2 Certificates                                            7.500000%
Class B-3 Certificates                                            7.500000%
Class B-4 Certificates                                            7.499997%
Class B-5 Certificates                                            7.500001%
Class B-6 Certificates                                            7.500001%

Amount of Advances included in the distribution on such
Distribution Date                                                  49,191.36
Aggregate amount of Advances outstanding as of the
close of business on such Distribution Date                        64,039.94

The number and aggregate principal
amounts of Mortgage Loans delinquent
           30 to 59 days                   30           $4,914,646.22
           60 to 89 days                    5             $698,274.53
           90 or more                       4             $588,689.68

The number and aggregate principal amounts of Mortgage Loans in
foreclosure                                 1              $79,154.43

                           bankruptcy       0                   $0.00


The aggregate dollar amount of Scheduled Payments for each of Mortgage Loan for the preceding 12 calender months or all calender months since cut-off date
(a) All  outstanding  Mortgage loans on each Due Date
(b) Delinquent 60 days or more on each of the Due Dates

Loan number and Stated Principal Balance of any Mortgage loan that became a REO Property during the preceding calendar month

Total number and principal balance of any REO Properties as of     0    $0.00
the close of business on the Determination Date preceding such Distribution Date

Aggregate amount of Realized Losses incurred during the preceding
calendar month.                                                         $0.00

Aggregate amount of Realized Losses
through Distribution Date                                               $0.00

Special Hazard Loss Coverage Amount                              2,187,382.00
Required Fraud Loss Coverage Amount                              2,413,945.00
Current Bankruptcy Loss Coverage Amount                             75,000.00